Exhibit 99.1

NEWS RELEASE

                                                                   July 29, 2003

FOR RELEASE AT 6:00 A.M. EDT TUESDAY, JULY 29, 2003

NWN REPORTS RESULTS FOR QUARTER, SIX MONTHS ENDED JUNE 30, 2003

          PORTLAND, Ore. - Northwest Natural Gas Company (NYSE: NWN), dba NW Natural, reported consolidated earnings applicable to common stock of $4.3 million or 17 cents a diluted share for the three months ended June 30, 2003, compared to a loss of $3.6 million or 14 cents a diluted share in the second quarter of 2002, Mark S. Dodson, president and chief executive officer, said Tuesday.

          NW Natural's results for last year's second quarter included a charge ($13.7 million before tax) equivalent to 32 cents a diluted share for costs incurred in its efforts to acquire Portland General Electric Company (PGE) from Enron Corp. (Enron).

          "NW Natural achieved good results in the second quarter from all segments of the business - gas utility operations, gas storage and non-utility activities - despite the weak economic conditions in our region," Dodson said. "We are especially encouraged that our utility results reflect residential and commercial sales that are up substantially from last year due to customer growth."

Second Quarter Detail
---------------------

          NW Natural earned $2.7 million or 11 cents a diluted share from gas utility operations in the second quarter of 2003, compared to $2.9 million or 12 cents a share in the second quarter of 2002. The Company earned $1.2 million or 5 cents a diluted share from its interstate gas storage business segment in this year's second quarter, about the same as its results from the gas storage business in the second quarter of 2002. The Company also earned $0.4 million or about 1 cent a diluted share from its subsidiary and other non-utility operations in the second quarter of 2003, compared to a loss of $7.7 million or 31 cents a share in the second quarter of 2002. Last year's results for non-utility operations were earnings of about 1 cent a share before the charge for the PGE transaction costs.

          Operating margin (gross revenues minus cost of sales) in the second quarter was $58.5 million, up $2.0 million or 3 percent from last year. Total gas deliveries were 230 million therms, about the same as last year.

     o Sales to residential and commercial customers were 110 million therms, up 8 percent from 2002. Residential and commercial margin was up $6.5 million, or about 12 percent. The higher sales in the second quarter of 2003 were primarily due to customer growth, while the higher operating margin was due to the combination of customer growth and rate changes effective in connection with NW Natural's "Conservation Tariff" in Oregon. Weather in both quarters was cooler than average by about the same amounts.
     o Sales and transportation deliveries to industrial customers were 119 million therms, down 7 percent from 2002. Margin from industrial customers (not including electric generation customers) was down $0.3 million, or about 3 percent. The lower gas deliveries and margin were due to the combination of a weaker economy and customer migrations from higher-margin to lower-margin service contracts.
     o Margin from the electric generation market in the second quarter of 2003 was negligible, down from $2.2 million in the second quarter of 2002 when the margin contribution from this sector was equivalent to 5 cents a share of earnings. Contracts for service to two customers in this market expired at the end of the second quarter of 2002.

          NW Natural had 566,955 customers as of June 30, 2003, up 3.3 percent from a year earlier. Customer growth in the past year contributed an estimated
2.8 million therms in sales volumes and $1.3 million in margin to the second quarter's results. Temperatures in NW Natural's service area in Oregon and Washington (measured in degree-days) were 9 percent cooler than the 20-year average for the period, compared to 8 percent cooler than average in the second quarter of 2002.

          NW Natural's "Conservation Tariff," approved by the Oregon Public Utility Commission (OPUC) effective Oct. 1, 2002, was designed to recover lost margin due to changes in residential and commercial customers' consumption patterns. The tariff provided for small rate increases in residential and commercial rates relating to the impact of price elasticity. These rate increases contributed an estimated $2.0 million of margin during the second quarter of 2003, equivalent to 5 cents a diluted share of earnings. The tariff also included an experimental partial decoupling mechanism that breaks the link between the Company's earnings and the quantity of energy consumed by its customers, so the Company does not have an incentive to discourage customers' conservation efforts. NW Natural deferred $0.9 million of lost margin in the second quarter of 2003 for future recovery under the decoupling mechanism, equivalent to 2 cents a diluted share of earnings.

          As reported above, NW Natural earned 5 cents a diluted share, after tax and revenue sharing, from interstate gas storage services in the second quarters of both years. The Company provides gas storage services to customers in the interstate market from its Mist gas storage field, using storage capacity that has been developed in advance of core utility customers' requirements. Income from the gas storage business segment includes the results from a contract with an independent energy trading company that seeks to optimize the use of NW Natural's assets by trading temporarily unused portions of its gas storage capacity and upstream pipeline transportation capacity.

          NW Natural has a Purchased Gas Adjustment (PGA) tariff in Oregon under which it absorbs 33 percent of any excess cost of gas, or retains 33 percent of any savings, both as compared to the gas commodity prices built into rates. The Company also has an off-system gas sales program under which it shares margins realized from its sales in the off-system market of natural gas that was under contract with gas suppliers, but was not required for delivery to core market customers. NW Natural's share of the savings and margins realized from its gas commodity and off-system gas sales programs in the second quarter of 2003 contributed $0.3 million of margin, equivalent to about 1 cent a diluted share of earnings. The equivalent result in the second quarter of 2002 was shared savings and margins of $1.5 million, equivalent to about 3 cents a share of earnings.

          NW Natural's results for the second quarters of 2003 and 2002 incorporate significant swings in some elements of operating expense or other income that have been volatile in recent years.

     o Pension expense for NW Natural's defined benefit plans, as measured under SFAS 87, was $0.9 million in the second quarter of 2003, compared to less than $0.1 million in the second quarter of 2002.
     o Health insurance expense was $2.0 million in the second quarter of 2003, up from $1.5 million in the second quarter of 2002.
     o Partially offsetting these cost increases, however, was a gain of $0.5 million (recorded in Other Income) in the second quarter of 2003 for an increase in fair value of investments related to certain corporate-owned life insurance policies, compared to a $0.6 million loss recorded in the second quarter of 2002 for a decrease in fair value of the same investments. These policies are among the corporate-owned life insurance policies NW Natural uses to fund one of its employee benefit programs.

          Results for the second quarter of 2002 included adjustments reducing cost of gas relating to one-time corrections in the amounts of deferred expenses for the recovery of pipeline demand charges under NW Natural's PGA mechanism. The adjustments, totaling $2.9 million, contributed 7 cents a share to earnings in the second quarter of 2002 of which $2.6 million or 6 cents a share applied to periods prior to 2002. The methodology represented in the corrections continues to be applied in the Company's accounting for pipeline demand charges.

Six-Month Results
-----------------

          Results for the six months ended June 30, 2003, were earnings applicable to common stock of $30.6 million, or $1.18 a diluted share, compared to earnings of $30.3 million, also equivalent to $1.18 a diluted share, in the first six months of 2002. The results for the first six months of 2002 included the charge equivalent to 32 cents a diluted share for the PGE transaction costs, as reported above.

          Operating margin in the first six months of 2003 was $157.1 million, down $10.1 million or 6 percent from last year. Total gas deliveries were 577 million therms, down about 8 percent from last year.

     o Sales to residential and commercial customers were 330 million therms, down 5 percent from 2002. Residential and commercial margin was down $1.3 million, or about 1 percent. The decline in sales and margin in these market segments was primarily due to warm weather in the first quarter of 2003. Temperatures in the first half of the year were 4 percent warmer than the 20-year average, and 9 percent warmer than last year.
     o Sales and transportation deliveries to industrial and electric generation customers were 247 million therms, down about 11 percent from last year. Margin from industrial and electric generation customers was down $7.5 million, or about 29 percent. The lower deliveries were due to the weaker economy, while the lower margin was also due to customer migration to lower-margin service and the expiration of contracts with two electric generation customers at the end of the second quarter of 2002. Margin from the electric generation market in the first six months of 2002 was $4.6 million, equivalent to earnings of 11 cents a diluted share.
     o The rate increases pursuant to the Conservation Tariff contributed an estimated $6.0 million of margin during the first six months of 2003, equivalent to 14 cents a share of earnings, and the decoupling mechanism contributed $1.4 million of margin, equivalent to 3 cents a share of earnings.

          NW Natural earned $2.5 million, after tax and revenue sharing, from interstate gas storage services in the first six months of 2003, equivalent to 10 cents a diluted share, compared to earnings from storage services of $2.0 million or 8 cents a share in the first half of 2002.

          NW Natural's share of the savings and margin realized from its gas commodity and off-system gas sales programs under its PGA tariff contributed $4.9 million of margin in the first six months of 2003, equivalent to 11 cents a diluted share of earnings. The equivalent result in the first half of 2002 was $10.4 million, equivalent to 25 cents a diluted share.

          Results for the first six months of 2003 and 2002 also incorporate swings in the elements of operating expense or other income that contributed to variances in the second quarter, cited above.

     o Pension expense for the defined benefit plans was $1.9 million in the six months ended June 30, 2003, compared to $0.1 million in the first six months of 2002.
     o Health insurance expense was $3.6 million in the first six months of 2003, up from $3.0 million in the first six months of 2002.
     o Partially offsetting these increases was a net gain of $0.4 million in the first six months of 2003 for an increase in fair value of the corporate-owned life insurance policies, compared to losses of $0.6 million in the first six months of 2002.

Updated Outlook for 2003
------------------------

          NW Natural estimates that its results for the quarter ending Sept. 30, 2003, will be a seasonal loss in the range of 25 to 35 cents a share, and confirms its prior estimate that its earnings for 2003 will be in the range of $1.65 to $1.80 a share. Consistent with prior earnings guidance, both estimates assume average weather conditions for the balance of the year.

          The earnings estimate for 2003 also assumes results in NW Natural's general rate case in Oregon that are consistent with the Company's positions on the remaining contested issues in the case. NW Natural filed its general rate case in November 2002, proposing rate increases in Oregon averaging 6.8 percent. The filing is subject to approval by the OPUC. The procedural schedule for the case contemplates that new rates will be authorized to be in effect during the fourth quarter of 2003. The Company and the OPUC Staff have filed stipulations or reached tentative agreements resolving many of the previously contested issues in the case. These stipulations and agreements, if approved by the Commission, would reduce the amount of NW Natural's proposed revenue increase. The issues that have been stipulated or tentatively resolved do not include the issue of rate of return on equity.

Dividends Declared
------------------

          The Board of Directors of NW Natural has declared a quarterly dividend of 31.5 cents a share on the Company's common stock, as well as regular quarterly dividends on its preferred stock. The dividends will be paid on August 15, 2003, to shareholders of record on July 31, 2003.

          NOTE: This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's future operating results will be affected by various uncertainties and risk factors, many of which are beyond the Company's control, including governmental policy and regulatory action, the competitive environment and economic factors, as well as weather conditions. For a more complete description of these uncertainties and risk factors, see the Company's filings with the Securities and Exchange Commission on Form 10-K for the year ended Dec. 31, 2002, and on Form 10-Q for the quarter ended March 31, 2003.

                                       -0-

PRESS CONTACT:       Steve Sechrist
                     503/226-4211 Ext. 3517

INVESTOR CONTACT:    James Boehlke
                     503/721-2451
                     503/226-4211 Ext. 2451

                          NORTHWEST NATURAL GAS COMPANY
                          Comparative Income Statement
                           (Consolidated - Unaudited)




                                                    Three Months Ended
                                                    ------------------
                                          6/30/03          6/30/02            Increase
                                          -------          -------            --------

  1.Gross Operating Revenues            $117,489,000     $101,873,000      $ 15,616,000
  2.Net Income (Loss)                   $  4,462,000     $ (2,992,000)     $  7,454,000
a/3.Earnings (Loss) Applicable to
       Common Stock                     $  4,315,000     $ (3,582,000)     $  7,897,000
  4.Average Shares of
       Common Stock
       Outstanding                        25,682,000       25,410,000           272,000
a/5.Basic Earnings (Loss) Per Share
       of Common Stock                  $       0.17     $      (0.14)     $       0.31
a/6.Diluted Earnings (Loss) Per Share
       of Common Stock                  $       0.17     $      (0.14)     $       0.31




                                                        Year to Date          Increase
                                                        ------------          --------
                                          6/30/03          6/30/02           (Decrease)
                                          -------          -------           ----------

    1.Gross Operating Revenues          $324,028,000     $380,436,000      $(56,408,000)
    2.Net Income                        $ 30,866,000     $ 31,455,000      $   (589,000)
  a/3.Earnings Applicable to
         Common Stock                   $ 30,572,000     $ 30,270,000      $    302,000
    4.Average Shares of
         Common Stock
         Outstanding                      25,649,000       25,338,000           311,000
  a/5.Basic Earnings Per Share
         of Common Stock                $       1.19     $       1.19      $          -
  a/6.Diluted Earnings Per Share
         of Common Stock                $       1.18     $       1.18      $          -

a/ After allowance for preferred and preference stock dividend requirements.


                          NORTHWEST NATURAL GAS COMPANY
                          Comparative Income Statement
                           (Consolidated - Unaudited)




                                                    Twelve Months Ended       Increase
                                                    -------------------       --------
                                          6/30/03          6/30/02           (Decrease)
                                          -------          -------           ----------

    1.Gross Operating Revenues          $584,968,000     $695,197,000     $(110,229,000)
    2.Net Income                        $ 43,203,000     $ 50,870,000     $  (7,667,000)
  a/3.Earnings Applicable to
         Common Stock                   $ 41,814,000     $ 48,495,000     $  (6,681,000)
    4.Average Shares of
         Common Stock
         Outstanding                      25,586,000       25,250,000           336,000
  a/5.Basic Earnings Per Share
         of Common Stock                $       1.63     $       1.92     $       (0.29)
  a/6.Diluted Earnings Per Share
         of Common Stock                $       1.62     $       1.90     $       (0.28)

a/ After allowance for preferred and preference stock dividend requirements.


                          NORTHWEST NATURAL GAS COMPANY
                              Financial Highlights
                      (Thousands, except per share amounts)
                              Second Quarter - 2003


                                                       3 MONTHS ENDED            6 MONTHS ENDED           12 MONTHS ENDED
                                                          JUNE 30                   JUNE 30                   JUNE 30
                                                      2003        2002          2003        2002          2003        2002
                                                  -----------------------   ------------------------  ------------------------
Condensed Consolidated Statements of Income:
Gross Operating Revenues                            $ 117,489   $ 101,873     $ 324,028   $ 380,436     $ 584,968   $ 695,197
Cost of Sales                                          58,940      45,309       166,891     213,206       307,517     398,335
                                                  ------------------------  ------------------------  ------------------------
Operating Margin                                       58,549      56,564       157,137     167,230       277,451     296,862
Operating Expense:
  O&M                                                  23,331      20,233        47,402      42,402        90,120      84,293
  Other Taxes                                           7,350       6,852        18,167      18,854        33,389      35,135
  D&A                                                  13,338      12,784        26,504      25,598        52,996      50,823
                                                  ------------------------  ------------------------  ------------------------
      Total Operating Expenses                         44,019      39,869        92,073      86,854       176,505     170,251
                                                  ------------------------  ------------------------  ------------------------
Operating Income                                       14,530      16,695        65,064      80,376       100,946     126,611
Other Income (Expense)                                  1,348     (13,557)          764     (14,427)          301     (13,690)
Interest Charges - Net                                  9,126       8,577        18,072      16,726        35,478      34,345
Income Tax Expense (Benefit)                            2,290      (2,447)       16,890      17,768        22,566      27,706
                                                  ------------------------  ------------------------  ------------------------
Net Income (Loss) from Operations                       4,462      (2,992)       30,866      31,455        43,203      50,870
  Preferred and Preference Dividends                      147         590           294       1,185         1,389       2,375
                                                  ------------------------  ------------------------  ------------------------
Earnings (Loss) Applicable to Common Stock            $ 4,315    $ (3,582)     $ 30,572    $ 30,270      $ 41,814    $ 48,495
                                                  ========================  ========================  ========================

Common Shares Outstanding:
  Average for Period                                   25,682      25,410        25,649      25,338        25,586      25,250
  End of period                                        25,726      25,465        25,726      25,465        25,726      25,465
Earnings (loss) per Share:
  Basic                                                $ 0.17     $ (0.14)       $ 1.19      $ 1.19        $ 1.63      $ 1.92
  Diluted                                              $ 0.17     $ (0.14)       $ 1.18      $ 1.18        $ 1.62      $ 1.90

CONDENSED CONSOLIDATED BALANCE SHEETS:
   Plant and property                             $ 1,026,354   $ 974,597   $ 1,026,354   $ 974,597   $ 1,026,354   $ 974,597
   Other investments                                   12,833      13,290        12,833      13,290        12,833      13,290
   Current assets                                     128,424     129,315       128,424     129,315       128,424     129,315
   Regulatory assets and other                        158,256     167,452       158,256     167,452       158,256     167,452
                                                  ------------------------  ------------------------  ------------------------
Total assets                                      $ 1,325,867 $ 1,284,654   $ 1,325,867 $ 1,284,654   $ 1,325,867 $ 1,284,654
                                                  ========================  ========================  ========================

   Common stock equity                              $ 501,071   $ 487,936     $ 501,071   $ 487,936     $ 501,071   $ 487,936
   Redeemable preferred and preference stock            7,500      33,250         7,500      33,250         7,500      33,250
   Long-term debt                                     450,858     416,183       450,858     416,183       450,858     416,183
                                                  ------------------------  ------------------------  ------------------------
Total capitalization                                  959,429     937,369       959,429     937,369       959,429     937,369
                                                  ------------------------  ------------------------  ------------------------
   Notes payable                                       16,600           -        16,600           -        16,600           -
   Long-term debt due within one year                  35,000      50,000        35,000      50,000        35,000      50,000
   Other current liabilities                           93,188      79,031        93,188      79,031        93,188      79,031
   Deferred income taxes and investment tax credits   152,024     146,035       152,024     146,035       152,024     146,035
   Regulatory liabilities and other                    69,626      72,219        69,626      72,219        69,626      72,219
                                                  ------------------------  ------------------------  -----------------------
Total capitalization and liabilities              $ 1,325,867 $ 1,284,654   $ 1,325,867 $ 1,284,654   $ 1,325,867 $ 1,284,654
                                                  ========================  ========================  ========================

Dividends Paid Per Share                              $ 0.315     $ 0.315        $ 0.63      $ 0.63        $ 1.26     $ 1.255
Book Value Per Share - end of period                  $ 19.48     $ 19.16       $ 19.48     $ 19.16       $ 19.48     $ 19.16
Market Closing Price - end of period                  $ 27.25     $ 28.75       $ 27.25     $ 28.75       $ 27.25     $ 28.75


                          NORTHWEST NATURAL GAS COMPANY
                              Financial Highlights
                      (Thousands, except per share amounts)
                              Second Quarter - 2003


                                                      3 MONTHS ENDED           6 MONTHS ENDED           12 MONTHS ENDED
                                                          JUNE 30                  JUNE 30                  JUNE 30
                                                     2003        2002          2003       2002          2003       2002
                                                  -----------------------   ----------------------   ----------------------
OPERATING STATISTICS:
Total Customers-end of period                         566,955    548,589       566,955    548,589       566,955    548,589

Gas Deliveries (therms)
  Res. & Comm. Customers                              110,458    102,448       330,219    346,763       574,085    599,815
  Industrial Firm                                      11,967     15,675        26,521     39,430        50,306     76,914
  Industrial Interruptible                              8,303      5,905        11,988     20,280        17,949     55,318
  Transportation                                       98,916    106,616       208,076    217,348       436,727    398,792
                                                  -----------------------   ----------------------   ----------------------
Total                                                 229,644    230,644       576,804    623,821     1,079,067  1,130,839

Gas Revenues
  Res. & Comm. Customers                             $ 94,684   $ 78,333     $ 281,257  $ 319,929     $ 504,836  $ 569,541
  Industrial Firm                                       7,019      9,026        15,685     26,891        31,759     51,887
  Industrial Interruptible                              4,099      2,675         5,943     12,571         9,309     32,356
  Transportation                                        5,048      7,431        10,853     13,883        22,990     25,802
  Other revenues                                        4,196      1,906         5,247      2,079         7,186      2,002
                                                  -----------------------   ----------------------   ----------------------
Total                                               $ 115,046   $ 99,371     $ 318,985  $ 375,353     $ 576,080  $ 681,588

Cost of gas sold                                     $ 58,934   $ 45,294     $ 166,868  $ 212,438     $ 307,464  $ 391,520
Net operating revenues (utility margin)              $ 56,112   $ 54,077     $ 152,117  $ 162,915     $ 268,616  $ 290,068

Degree Days
  Normal (20-year average)                                672        674         2,510      2,510         4,216      4,215
  Actual                                                  730        729         2,413      2,649         3,996      4,288
Colder (warmer) than normal                                9%         8%           -4%         6%           -5%         2%
